EXHIBIT 10.4

           CONFIDENTIALITY, NON-COMPETITION AND INTELLECTUAL PROPERTY AGREEMENT (this "Agreement"), dated as of February 28, 2006 (the "Effective Date"), among Gentiva Health Services, Inc., a Delaware corporation ("Gentiva"; together with all subsidiaries of Gentiva, "Parent"), The Healthfield Group, Inc., a Delaware corporation ("Healthfield"; together with all subsidiaries of Healthfield, the "Healthfield Group"), (together with the Parent and the Healthfield Group, the "Companies") and Rodney D. Windley ("Executive").

           WHEREAS, the Companies are currently engaged in the business of, among other things, providing comprehensive home health care services.

           WHEREAS, Tara Acquisition Sub Corp., a wholly-owned subsidiary of Gentiva, has merged with and into Healthfield (the "Merger").

           WHEREAS, Executive has an employment agreement, dated as of December 10, 2001, by and between Healthfield, Inc. and Executive (the "Employment Agreement"). In such role, Executive received specific confidential information relating to the businesses of the Healthfield Group, which confidential information was necessary to enable Executive to perform Executive's duties. Executive has played a significant role in the development and management of the businesses of the Healthfield Group and has been entrusted with the Healthfield Group's confidential information relating to the Healthfield Group's customers, manufacturers, distributors and others.

           WHEREAS, as part of the Merger, Executive acknowledges that his employment with the Healthfield Group has been terminated.

           WHEREAS, Executive is a holder of Healthfield preferred stock and is receiving significant consideration as a result of the Merger.

           WHEREAS, it is a condition to the closing of the Merger that Executive enter into this Agreement.

           NOW, THEREFORE, it is mutually agreed as follows:

     1.   Confidentiality.

           (a) Executive shall not at any time after his employment with the Healthfield Group, directly or indirectly, divulge, use, furnish, disclose, exploit or make available to any person or entity, whether or not a competitor of the Companies, any Unauthorized disclosure of Confidential Information. In the event that Executive is requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil demand or similar process) to disclose any Confidential Information, Executive will give the Companies prompt written notice of such request or requirement so that the Companies may seek an appropriate protective order or other remedy and/or waive compliance with the provisions of this Agreement, and Executive will cooperate with the Companies' efforts to obtain such protective order. In the event that such protective order or other remedy is not obtained or the Companies waive compliance with the relevant provisions of this Agreement, Executive is permitted to furnish that Confidential Information which is legally required to be disclosed and will use his reasonable efforts to obtain assurances that confidential treatment will be accorded to such information.

           As used herein, the term:

           "Confidential Information" shall mean trade secrets, confidential or proprietary information, and all other information, documents or materials, relating to, owned, developed or possessed by any of the Companies, whether in tangible or intangible form. Confidential Information includes, but is not limited to, (i) financial information, (ii) products, (iii) product and service costs, prices, profits and sales, (iv) new business, technical or other ideas, proposals, plans and designs, (v) business strategies, (vi) product and service plans, (vii) marketing plans and studies, (viii) forecasts, (ix) budgets, (x) projections, (xi) computer programs, (xii) data bases and the documentation (and information contained therein), (xiii) computer access codes and similar information, (xiv) source codes, (xv) know-how, technologies, concepts and designs, including, without limitation, patent applications, (xvi) research projects and all information connected with research and development efforts,
(xvii) records, (xviii) business methods and recommendations, (xix) existing or prospective client, customer, vendor and supplier information (including, but not limited to, identities, needs, transaction histories, volumes, characteristics, agreements, prices, identities of individual contacts, and spending, preferences or habits), (xx) training manuals and similar materials used by the Companies in conducting its business operations, (xxi) personnel files of employees, directors and independent contractors of any of the Companies, (xxii) competitive analyses, (xxiii) contracts with other parties,
(xxiv) product formulations, and (xxv) other confidential or proprietary information that has not been made available to the trade or general public by any of the Companies. Confidential Information shall not include any information that (A) is or becomes generally available to the public or the trade other than as a result of a disclosure by the Executive in violation of this Agreement or
(B) becomes available to the Executive on a non-confidential basis from a source other than the Companies which is not prohibited from disclosing such information to the Executive by a legal, contractual or fiduciary obligation to the Employer or any other Person.

           "Unauthorized" shall mean: (i) in contravention of the policies or procedures of any of the Companies; (ii) otherwise inconsistent with any measures taken by any of the Companies to protect its interests in the Confidential Information; (iii) in contravention of any lawful instruction or directive, either written or oral, of the board of directors, or an officer or employee of any of the Companies empowered to issue such instruction or directive; (iv) in contravention of any duty existing under law or contract; or
(v) to the detriment of any of the Companies; but shall not include any disclosure which is customary in the normal course of business in the trade and consistent with the past practice of the Companies.


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
           (b) Executive further agrees to take all reasonable measures to prevent unauthorized persons or entities from obtaining or using Confidential Information. Executive agrees to deliver to the Companies all property and materials within Executive's possession or control which belong to any of the Companies or which contain Confidential Information.

           (c) Nothing in this Section 1 is intended to preclude Executive from using his general knowledge and know-how regarding the management of a health care service provider in any future employment or business venture; provided, that Executive's use of such general knowledge and know-how does not violate the provisions of Section 2 hereof.

           2. Non-Competition; Non-Solicitation.

           (a) For a period of time equal to the seventh anniversary from the effective date of the Merger (the "Noncompete Period"), Executive will not, directly or indirectly, engage, anywhere in the United States, whether such engagement be as an individual, officer, director, proprietor, consultant, employee, partner, member, stockholder, investor (other than solely as a holder of less than three percent (3%) of the outstanding capital stock of a corporation whose shares are publicly traded on a national securities exchange or through a national market system or registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended), creditor, consultant, advisor, sales representative, agent or other participant, in a Restricted Business.

           (b) During the Noncompete Period, Executive shall not directly or indirectly (i) solicit, divert, or entice away any person who is an officer, agent, or employee of, or consultant or advisor to, any of the Companies to accept employment or a consultancy with a third party or (ii) hire any current or future employees of the Companies, unless such person has not been employed by any of the Companies for not less than 12 months (other than Lisa Shunnarah).

           (c) During the Noncompete Period, Executive shall not solicit or accept on behalf of yourself or anyone else any of the Companies' customers and/or clients with a view to sell or provide any product or service competitive with any product or service sold or provided or under development by the Companies. For the purposes of this Agreement, the term "customer" and/or "client" shall include any person or entity to whom the Companies, through its offices in which you had direct or indirect oversight and managerial duties during your employment with the Companies, have sold, provided or been obligated to provide, any service or product, or who has otherwise received any service or benefit from the Companies, within 24 months prior to the termination of Executive's employment with the Companies.

           "Restricted Business" shall mean either (i) the business operations as currently operated by the Companies; (ii) home health services, including but not limited to the provision of skilled nursing, rehabilitative therapy services (physical, occupational and speech therapy and social work), home health aid care, and homemaker services to pediatric, adult, and elderly patients in their homes or places of residence; (iii) hospice care; (iv) home/durable medical equipment and/or respiratory services; and (v) infusion therapy.


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
           Notwithstanding the foregoing, nothing in this Section 2 shall prohibit Executive from (i) owning any amount of stock in Gentiva or serving in any capacity as an officer, director or employee of Gentiva or (ii) making passive investments in another entity (e.g. a private equity or debt fund) not controlled by Executive that makes investments, whether debt or equity, in other entities that may be engaged in a Restricted Business, provided that Executive does not directly or indirectly own or control in excess of 10% of any Restricted Business.

           3. Intellectual Property. Executive agrees that during the term of Executive's employment with the Healthfield Group, any and all inventions, discoveries, innovations, writings, domain names, improvements, trade secrets, designs, drawings, business processes, secret processes and know-how, whether or not patentable or a copyright or trademark, which Executive created, conceived, developed or made, either alone or in conjunction with others and related or in any way connected with any of the Healthfield Group, its strategic plans, products, processes, apparatus or business now or hereafter carried on by any of the Companies (collectively, "Inventions"), were fully and promptly disclosed to the Companies and shall be the sole and exclusive property of the Companies (as they shall determine) as against Executive or any of Executive's assignees. Executive represents that there are no Inventions with respect to any of the Companies conceived of, developed or made by Executive before the date of this Agreement which have not been disclosed to and assigned to the Companies.

           At any time after Executive's employment with the Healthfield Group, Executive further agrees to execute and acknowledge all papers and to do, at the Companies' expense, any and all other things necessary for or incident to the applying for, obtaining and maintaining of such letters patent, copyrights, trademarks or other intellectual property rights, as the case may be, and to execute, on request, all papers necessary to assign and transfer such Inventions, copyrights, patents, patent applications and other intellectual property rights to the Companies, their successors and assigns (as they shall determine). In the event that the Companies are unable, after reasonable efforts and, in any event, after thirty (30) business days, to secure Executive's signature on a written assignment to the Companies, of any application for letters patent, trademark registration or to any common law or statutory copyright or other property right therein to which the Companies are entitled to ownership pursuant to this Section 3, whether because of his physical or mental incapacity, or for any other reason whatsoever, Executive irrevocably designates and appoints the Secretary or any Assistant Secretary of the Parent as Executive's attorney-in-fact to act on Executive's behalf to execute and file any such applications and to do all lawfully permitted acts to further the prosecution or issuance of such assignments, letters patent, copyright or trademark; provided, however, that the provisions of this sentence shall not apply if the Executive disputes in writing the Companies' ownership of the intellectual property rights which are the subject of the proposed assignment.


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
           4. Non-Disparagement. Executive shall not make any false, defamatory or disparaging statements about any of the Companies or any of its officers, directors and employees. No officer or director of the Parent shall make any false, defamatory or disparaging statements about the Executive.

           5. No Right to Continued Employment. Nothing in this Agreement shall confer upon Executive any right to continue in the employ of the Companies or shall interfere with or restrict in any way the rights of the Companies, which, subject to the terms of the Employment Agreement, are hereby reserved, to discharge Executive at any time for any reason whatsoever, with or without cause.

           6. No Conflicting Agreements. Executive warrants that Executive is not bound by the terms of a confidentiality agreement, non-competition or other agreement with a third party that would conflict with Executive's obligations hereunder.

           7. Remedies. The period of time during which the restrictions set forth in Section 2(a) hereof will be in effect will be extended by the length of time during which Executive is in breach of the terms of those provisions as finally determined by any court of competent jurisdiction.

           8. Successors and Assigns. This Agreement shall be binding upon Executive and Executive's heirs, assigns and representatives and inure to the benefit of the Companies and their successors and assigns, including without limitation any entity to which substantially all of the assets or the business of any of the Companies are sold or transferred. The obligations of Executive are personal to Executive and shall not be assigned by Executive. The Companies may assign its rights under this Agreement to any affiliate of the Companies that employs Executive.

           9. Severability. It is expressly agreed that if any restrictions set forth in this Agreement are found by any court having jurisdiction to be unreasonable because they are too broad in any respect, then and in each such case, the remaining provisions herein contained shall, nevertheless, remain effective, and this Agreement, or any portion hereof, shall be considered to be amended, so as to be considered reasonable and enforceable by such court, and the court shall specifically have the right to restrict the time period or the business or geographical scope of such restrictions to any portion of the time period, business or geographic areas to the extent the court deems such restriction to be necessary to cause the covenants to be enforceable and, in such event, the covenants shall be enforced to the extent so permitted and the remaining provisions shall be unaffected thereby. In such event, the parties hereto agree to execute all documents necessary to evidence such amendment so as to eliminate or modify any such unreasonable provision in order to carry out the intent of this Agreement insofar as possible and to render this Agreement enforceable in all respects as so modified. The covenants contained in this


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
Section 9 shall be construed to extend to separate jurisdictions or subjurisdictions of the United States in which the Companies, during the term of Executive's employment, have been or are engaged in business, and to the extent that any such covenant shall be illegal and/or unenforceable with respect to any jurisdiction, said covenant shall not be affected thereby with respect to each other jurisdiction, such covenants with respect to each jurisdiction being construed as severable and independent. Any covenant on Executive's part contained hereinabove, which may not be specifically enforceable, shall nevertheless, if breached, give rise to a cause of action for monetary damages. The restrictive covenant provisions of this Agreement shall govern to the extent there is any conflict between their terms and the terms of any other agreement or understanding with the Companies.

           10. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):


------------------------------------------------ -------------------------------------------------
If to the Companies, to:                          with a copy to:
------------------------------------------------ -------------------------------------------------

Gentiva Health Services, Inc.                     Weil, Gotshal & Manges LLP
3 Huntington Quadrangle, Suite 200S               767 Fifth Avenue
Melville, NY 11747-4627                           New York, NY 10153
Attention:  Stephen B. Paige, General Counsel     Attention:  Jeffrey J. Weinberg, Esq.
Facsimile:  (913) 814-5920                        Facsimile:  (212) 310-8007
------------------------------------------------ -------------------------------------------------
If to the Executive, to:
------------------------------------------------ -------------------------------------------------
Executive's address set forth
beneath Executive's                               Greenberg Traurig
signature on this Agreement.                      The Forum
                                                  3290 Northside Parkway, NW
                                                  Suite 1400
                                                  Atlanta, GA 30327
                                                  Attention:  Gary Snyder, Esq.
                                                  Facsimile:  (678) 553-2212
------------------------------------------------ -------------------------------------------------

           11. Amendment. No provision of this Agreement may be modified, amended, waived or discharged in any manner except by a written instrument executed by the Companies and Executive.

           12. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties hereto, oral or written, with respect to the subject matter hereof. Except as superseded by this Agreement, the Employment Agreement will remain in full force and effect in accordance with its terms.


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
           13. Waiver, etc. The failure of the Companies to enforce at any time any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way affect the validity of this Agreement or any provision hereof or the right of the Companies to enforce thereafter each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement by the Companies shall be effective unless set forth in a written instrument executed by the Companies, and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

           14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be wholly performed therein without reference to conflicts of law principles, except as otherwise provided.

           15. Enforcement. If any party shall institute legal action to enforce or interpret the terms and conditions of this Agreement or to collect any monies under it, venue for any such action shall be the State of New York. Each party irrevocably consents to the jurisdiction of the courts located in the State of New York for all suits or actions arising out of this Agreement. Each party hereto waives to the fullest extent possible, the defense of an inconvenient forum, and each agrees that a final judgment in any action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.


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
           IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day written above.

                                      GENTIVA HEALTH SERVICES, INC.

                                      By: /s/ John R. Potapchuk
                                         ---------------------------------------
                                      Name:  John R. Potapchuk
                                      Title: Senior Vice President, Chief
                                             Financial Officer & Treasurer

                                      THE HEALTHFIELD GROUP, INC.

                                      By: /s/ Tony Strange
                                          --------------------------------------
                                      Name:  Tony Strange
                                      Title: President


                                      RODNEY D. WINDLEY

                                       /s/ Rodney D. Windley
                                      ------------------------------------------
                                      Rodney D. Windley

                                      121 LePort
                                      Pensacola Beach, Florida 32561